SUB-ITEM 77Q1(e):

Amendment to the Investment Advisory Agreement dated December 7, 2009. Incorporated herein by reference to the Post-Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A (File No.
333-11283) filed on February 26, 2010.

Amendment to the Investment Advisory Agreement dated January 25, 2010. Incorporated herein by reference to the Post-Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A (File No. 333-11283) filed on February 26, 2010.